UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JULY 9, 2006
                        (DATE OF EARLIEST EVENT REPORTED)

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                            KIMCO REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                                    MARYLAND
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

       1-10899                                          13-2744380
 (COMMISSION FILE NUMBER)                      (IRS EMPLOYER IDENTIFICATION NO.)

3333 NEW HYDE PARK ROAD
NEW HYDE PARK, NEW YORK                                        11042-0020
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                                 (516) 869-9000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


_____________________________ NOT APPLICABLE____________________________________
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On July 9, 2006, Kimco Realty Corporation, a Maryland corporation (the "COMPANY"), KRC Acquisition Inc., a Maryland corporation and indirect subsidiary of the Company ("MERGER SUB"), KRC CT Acquisition Limited Partnership, a Delaware limited partnership ("CTOP MERGER SUB"), KRC PC Acquisition Limited Partnership, a Delaware limited partnership ("PINECREEK MERGER SUB"), Pan Pacific Retail Properties, Inc., a Maryland corporation ("PAN PACIFIC"), CT Operating Partnership, L.P. ("CTOP"), a California limited partnership and Western/Pinecreek, L.P., a Delaware limited partnership ("PINECREEK OP") entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"). Under the Merger Agreement, Merger Sub will merge with and into Pan Pacific (the "MERGER"), with Pan Pacific continuing after the merger as the surviving entity and as a subsidiary of the Company.

     At the effective time of the Merger, (i) each outstanding share of common stock, par value $0.01 per share, of Pan Pacific ("PAN PACIFIC COMMON STOCK") will be converted into the right to receive $70 in cash without interest (the "MERGER CONSIDERATION"). The Company may at its option elect to issue up to $10 of the per share of the Merger Consideration in the form of common stock of the Company, par value $.01 ("COMPANY COMMON STOCK"), which Company Common Stock valuation will be based on the 10-day average closing price of the Company Common Stock two days prior to the Pan Pacific stockholders' meeting to approve the Merger Agreement (a "STOCK ELECTION"). The Company may make a Stock Election up to 15 days prior to the Pan Pacific stockholders' meeting. The Company may revoke a Stock Election at any time so long as such revocation would not make it reasonably necessary to delay Pan Pacific's stockholders' meeting for more than 10 business days.

     Each outstanding and unexercised option of Pan Pacific will be fully accelerated and converted into the right to receive cash equal to the product of
(a) the excess, if any, of $70 over the exercise price of the option, and (b) the number of shares of Pan Pacific Common Stock issuable pursuant to the unexercised portion of such option. Each share of restricted stock of Pan Pacific will be fully accelerated and the contractual restrictions thereon will terminate.

     In addition, under the terms of the Merger Agreement, CTOP will merge with and into CTOP Merger Sub and Pinecreek Merger Sub will merge with and into Pinecreek OP (collectively, the "PARTNERSHIP MERGERS" and, together with the Merger, the "MERGERS"), with CTOP Merger Sub and Pinecreek OP continuing after the Partnership Mergers as the surviving entities. At the effective time of the Partnership Mergers, each common unit of limited partnership interest in CTOP Merger Sub and Pinecreek OP ("OP UNITS") will be converted into the right to receive the Merger Consideration, unless an OP Unit holder elects, with regard to some or all of its OP Units, to continue as a limited partner of CTOP Merger Sub or Pinecreek OP, as the case may be, in which case the holder will not be entitled to receive the Merger Consideration for such OP Units. Those holders of OP Units who elect to continue as limited partners of CTOP Merger Sub or Pinecreek OP will continue on the terms and conditions set forth in the governing documents of those entities, which will be determined by the Company at its sole discretion.

     The Merger Agreement has been unanimously approved by the Board of Directors of the Company and Pan Pacific.


MATERIAL TERMS OF THE MERGER AGREEMENT.

     The following is a summary of the material terms of the Merger Agreement. The following is not a complete summary of the terms of the Merger Agreement and the Company encourages its investors and security holders to review the proxy statement/prospectus which the Company and Pan Pacific expect to file with the Securities and Exchange Commission regarding the Mergers.


STRUCTURE

     The Merger Agreement requires the closing of the Mergers to occur within two business days after all of the closing conditions have been satisfied, and the Company and Pan Pacific will use their reasonable best efforts to hold the closing on the date of the Pan Pacific stockholders' meeting, unless the parties mutually agree to hold the closing at a later date, or unless the Company, at its option, decides to delay the closing date for up to 45 days (a "DELAYED CLOSING"). In the event that the Company elects a Delayed Closing, the value of Company Common Stock included in the Merger Consideration if a Stock Election has been made and not revoked will be based on the 10-day average closing price of Company shares prior to the Delayed Closing date.

     Pan Pacific has agreed that, if requested by the Company, it will enter into one or more asset sales. The closing of the asset sales would occur immediately prior to the effective time of the Mergers. If there are one or more asset sales, Pan Pacific will declare and pay a dividend to holders of Pan Pacific Common Stock in an amount equal to the net proceeds of such asset sales, and the cash consideration portion of the Merger Consideration will be reduced by the amount of such dividend. Pan Pacific has also agreed to cooperate with the Company and agree to any changes in the direction of the Mergers, so that another party to the Merger survives, and to cooperate with any other reasonable changes in structure requested by the Company and consented to by Pan Pacific to the extent that modifications to the Merger Agreement are required, such consent not to be unreasonably withheld.


REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties of Pan Pacific regarding certain aspects of their business and properties and other matters pertaining to the Mergers. Representations by Pan Pacific, CTOP and Pinecreek OP include those relating to organization, power and authority, capitalization, subsidiaries and other interests, non-contravention and regulatory approvals, legal compliance, financial reports and regulatory filings, absence of certain changes, litigation, taxes, employee benefit plans, properties, material contracts, labor relations, environmental matters, the opinion of Pan Pacific's financial advisor, brokers, vote required, insurance, takeover provisions, affiliate transactions and the proxy statement/prospectus, and representations by CTOP and Pinecreek OP include those relating to power and authority and non-contravention and regulatory approvals.

     The Merger Agreement also contains customary representations and warranties of the Company, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub regarding various matters pertinent to the Mergers. Representations by the Company include those relating to organization, power and authority, capitalization, non-contravention and regulatory approvals, legal compliance, financial reports and regulatory filings, absence of certain changes, litigation, brokers, taxes, vote required, the proxy statement/prospectus, the authorization to issue Company Common Stock and the merger subs. The Company's representations and warranties regarding capitalization, legal compliance, financial reports and regulatory filings, absence of certain changes, taxes, the proxy statement/prospectus and the authorization to issue Company Common Stock need only be accurate if, on the closing date, the Company has made and not revoked a Stock Election.

     The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.


INTERIM COVENANTS

     In the Merger Agreement, Pan Pacific has agreed that it will, and will cause its subsidiaries, to carry on its business in substantially the same manner as previously conducted, to pay debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other material obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner generally consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of governmental entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts, generally consistent with past practices and policies, to preserve intact its present business organization and its relationships with officers, employees and others having business dealings with it. Pan Pacific has also agreed not to and not to permit any of its subsidiaries to undertake certain extraordinary actions without the prior consent of the Company, including among others those relating to share and option issuances and purchases, acquisitions of assets, dispositions of assets or entry into leases beyond certain thresholds, and expenses and capital expenditures (which are budgeted). Pan Pacific has also agreed not to and not to permit any of its subsidiaries to amend its organizational documents, make certain changes to employment relationships or benefit plans, incur debt, pay material obligations outside of the ordinary course, amend tax elections or tax returns, change insurance policies, change its accounting methods, enter into, modify or terminate material contracts, take any actions which would result in the breach of a representation or warranty, engage in certain affiliate transactions, settle large litigations, correspond with OP Unit holders without consulting the Company, or waive its excess share provision.


     Pan Pacific has also agreed in the Merger Agreement to limit its ability to declare, set aside or pay any dividend. In the event that the closing date of the Mergers is prior to September 15, 2006, Pan Pacific may declare a regular quarterly cash dividend of up to $0.64 per share of Pan Pacific Common Stock, prorated to the amount of time that has passed between June 30, 2006 and the closing date. In the event the closing date is on or after September 15, 2006, Pan Pacific may declare a regular quarterly cash dividend of up to $0.64 per share of Pan Pacific Common Stock, to be paid on the earlier of September 29, 2006 and the closing date. In the event the closing date is after September 15, 2006 and prior to December 15, 2006 and the Company elects to have a Delayed Closing, Pan Pacific may declare a regular quarterly cash dividend of up to $0.64 per share of Pan Pacific Common Stock prorated to the number determined by dividing (A) the number of days between (x) the later of (I) the original closing date and (II) September 15, 2006 and (y) the closing date and (B) 92. In the event the closing date is on or after December 15, 2006, Pan Pacific may declare a regular quarterly cash dividend of up to $0.64 per share of Pan Pacific Common Stock, to be paid on the earlier of December 29, 2006 and the closing date. In the event the closing date is after December 15, 2006 and the Company elects to have a Delayed Closing, Pan Pacific may declare a regular quarterly cash dividend of up to $0.64 per share of Pan Pacific Common Stock prorated to the number determined by dividing (A) the number of days between (x) the later of (I) the original closing date and (II) December 15, 2006 and (y) the closing date and (B) 92. Pan Pacific may pay dividends to OP Unit holders that are required to be made in connection with any dividends paid to holders of Pan Pacific Common Stock. Except as described above, Pan Pacific may not declare, set aside or pay any dividend.

     The Company has also agreed not to and not to permit any of its subsidiaries to take certain extraordinary actions without the prior consent of Pan Pacific if it has made and not revoked a Stock Election, including adopting a plan of complete or partial liquidation or dissolution, amending organizational documents in a manner that would cause former Pan Pacific shareholders to be treated differently from other shareholders or taking any action which would reasonably be expected to cause the Company to fail to qualify as a REIT.


NO SOLICITATION

     Pan Pacific has agreed that it will not, directly or indirectly, through representatives or otherwise (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any Acquisition Proposals, (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information; (iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the Merger, or as otherwise required by applicable law.

     In response to a BONA FIDE, unsolicited, written Acquisition Proposal from a third party (that does not result from a breach of the no solicitation provision of the Merger Agreement), the board of directors of Pan Pacific may, and may authorize and permit its representatives to, (i) provide such third party with nonpublic information, (ii) otherwise facilitate any effort or attempt by a third party to make such Acquisition Proposal, (iii) agree to or recommend or endorse any such Acquisition Proposal, (iv) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, its approval and recommendation of the Merger and the Merger Agreement, and (v) participate in discussions and negotiations with such third party relating to such Acquisition Proposal, if and only to the extent that (x) the board of directors of Pan Pacific believes in good faith (after consultation with its financial advisor and legal counsel) that such Acquisition Proposal if consummated would be a Superior Proposal, (y) the board of directors of Pan Pacific, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that failure to take such action would result in a breach of its fiduciary duties to Pan Pacific or its stockholders under applicable law, and (z) the third party has entered into a confidentiality agreement pertaining to nonpublic information regarding Pan Pacific containing terms in the aggregate no more favorable to the third party than those in the confidentiality agreement between Pan Pacific and the Company (including the standstill provision thereof). In the event the board of directors of Pan Pacific withdraws or modifies its approval of the Merger and the Merger Agreement, the Merger and the Merger Agreement will nevertheless be submitted to the Pan Pacific stockholders for their consideration and approval. For a period of not less than five business days after Pan Pacific delivers to the Company a notice that it has received a Superior Proposal Notice, Pan Pacific will and will cause its legal and financial advisors to, if requested by the Company, negotiate in good faith with the Company to revise the Merger Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal; PROVIDED, HOWEVER, that in determining whether an Acquisition Proposal is a Superior Proposal, Pan Pacific must take into account any amendments to the Merger Agreement proposed by the Company. Pan Pacific will not enter into any agreement implementing an Acquisition Proposal prior to the termination of the Merger Agreement.

     Pan Pacific has agreed to notify Kimco as soon as practicable (but in any event within 24 hours) if it receives any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to Pan Pacific's properties, books or records by any person or entity that informs Pan Pacific that it is considering making, or has made, an Acquisition Proposal. Pan Pacific has also agreed to contemporaneously furnish to the Company copies of any proposed agreement relating to any Acquisition Proposal and all information it provides to the offeror and contemporaneously notify the Company in writing of any oral or written changes to the terms and conditions of any Acquisition Proposal.

     "ACQUISITION PROPOSAL" means any proposal, offer or inquiry from a third party for or with respect to the acquisition, directly or indirectly, of beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of assets, securities or ownership interests of or in Pan Pacific or any of its subsidiaries representing 10% or more of the consolidated assets of Pan Pacific and its subsidiaries taken as a whole, or of an equity interest representing a 10% or greater economic interest in Pan Pacific and such subsidiaries taken as whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, share exchange, liquidation, dissolution, recapitalization, tender offer, exchange offer or similar transaction with respect to either Pan Pacific or any of such Subsidiaries.

     A "SUPERIOR PROPOSAL" is an unsolicited BONA FIDE written acquisition proposal for 100% of the consolidated assets of Pan Pacific and its subsidiaries taken as a whole or of an equity interest representing 100% of the economic interest of Pan Pacific and its subsidiaries taken as a whole pursuant to a business combination or other transaction (i) which the Pan Pacific board has determined in good faith, and in consultation with its legal and financial advisors, to be more favorable from a financial point of view to Pan Pacific and its stockholders than the Merger, taking into account any amendments to the Merger Agreement proposed by the Company; (ii) for which financing, to the extent required, is then firmly committed; and (iii) which, in the good faith reasonable judgment of the Pan Pacific board, is reasonably likely to be consummated on the timetable and terms proposed.


CONDITIONS TO CLOSING

     The obligations of the parties to complete the Merger are subject to the following conditions:

o        Approval of the Merger Agreement by Pan Pacific shareholders;

o Absence of any statute, rule, regulation, judgment, decree, injunction or order precluding the consummation of the merger;

o Receipt of governmental and regulatory approvals required to complete the Mergers;


     The obligations of the Company to complete the Merger are further conditioned on:

o Accuracy of the representations and warranties of Pan Pacific, CTOP and Pinecreek OP (subject to materiality standards in the Merger Agreement);

o Compliance in all material respects by Pan Pacific with its covenants and agreements under the Merger Agreement;

o Absence of any governmental action as a result of the Merger reasonably expected to have a material adverse effect on the Company or Pan Pacific; and

o        Receipt of a tax opinion regarding Pan Pacific's REIT status.


     The obligations of Pan Pacific to complete the Merger are further conditioned on:

o Accuracy of representations and warranties of the Company, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub (subject to materiality standards in the Merger Agreement);

o Compliance in all material respects by the Company with its covenants and agreements under the Merger Agreement;

o Absence of any governmental action as a result of the Mergers reasonably expected to result in legal action against a Pan Pacific director, officer, or employee; and

o Absence of any governmental action as a result of the Mergers reasonably expected to have a material adverse effect on the Company, but only if the Company has made and not revoked a Stock Election.


     In addition, the following conditions also must be met if the Company makes and does not revoke a Stock Election:

o Effectiveness of the registration statement with respect to the Company Common Stock;

o        NYSE listing approval for the Company Common Stock to be issued; and

o        Receipt of a tax opinion regarding the Company's REIT status.


TERMINATION

     The Agreement can be terminated at any time prior to completion of the Merger by mutual consent and in the following circumstances:

o by either party, if the Mergers have not been completed by January 9, 2007, unless the failure to complete the merger by that date is due to the failure of the party seeking termination to comply with the Merger Agreement;

o by either party, if a governmental entity has issued a, final, nonappealable order, decree or injunction making the Merger illegal or permanently prohibiting the consummation of the Merger;

o        by either party if Pan Pacific shareholders do not approve the Merger;
         provided that Pan Pacific cannot terminate for this reason if it breaches its obligations to recommend the Merger Agreement or its obligations related to timely calling the meeting;

o by the Company, if (i) the Pan Pacific board has withdrawn, conditioned or qualified its recommendation of the Merger; (ii) the Company requests that the Pan Pacific board publicly reconfirm its recommendation of the Merger but the Pan Pacific board fails to do so within 10 business days; (iii) the Pan Pacific board has recommended an Acquisition Proposal; (iv) Pan Pacific fails to timely call and conduct the shareholders' meeting; or (v) Pan Pacific breaches the no solicitation provisions of the Merger Agreement in any material respect;

o by either party on 30 days prior notice, if there is a material breach of the Merger Agreement by the other party that would cause the failure of the closing conditions described above, provided that such party cannot terminate if the other party's breach is curable within 30 days and the other party uses its reasonable best efforts to cure; or

o by Pan Pacific, if it has approved a Superior Proposal before the shareholders' meeting, but only if prior to terminating (a) Pan Pacific has provided the Company with 5 business days advance notice in writing of its intent to terminate, (b) Pan Pacific has negotiated in good faith with the Company to revise the Merger Agreement so that the competing proposal is no longer a Superior Proposal and, in determining whether the competing proposal is a Superior proposal, has considered any amendments to the Merger Agreement proposed by the Company, (c) Pan Pacific has not breached the no solicitation provisions of the Merger Agreement and (d) Pan Pacific has paid the Company the Break-Up Fee described below.


BREAK-UP FEE

     In the event that the Merger Agreement is terminated under the circumstances described below Pan Pacific will be obligated to pay Kimco a termination fee equal to $65 million (the "BREAK-UP FEE") less the amount of any expenses that have been previously paid to the Company. If receipt of the Break-Up Fee would cause the Company to no longer qualify as a REIT, a portion of the Break-Up Fee will be placed in escrow and would ultimately be forfeited if the Company is not within 3 years able to receive the fee and maintain its REIT status.

     The Company is entitled to the Break-Up Fee, if the Merger Agreement is terminated because:

o        Pan Pacific accepted a Superior Proposal;

o The Pan Pacific board withdrew, conditioned or qualified its recommendation of the Merger;

o The Company requested that the Pan Pacific board publicly reconfirm its recommendation of the Merger but the Pan Pacific board failed to do so within 10 business days;

o        The Pan Pacific board recommended a competing proposal;

o        Pan Pacific failed to duly call and conduct the shareholders' meeting;
         or

o Pan Pacific breached the no solicitation provisions of the Merger Agreement in any material respect.

     Pan Pacific must pay the Company's expenses, up to $11 million, if an Acquisition Proposal has been received by an officer or director of Pan Pacific or by its advisors or at the time of the termination of the Merger Agreement an acquisition proposal has been publicly proposed or publicly announced and the Merger Agreement has been terminated because:

o        The Mergers have not been completed within six months of signing;

o        Pan Pacific shareholders did not approve the Merger; or

o Pan Pacific materially breached the Merger Agreement such that a closing condition would not be satisfied.

     In addition, if within 12 months of any termination resulting in payment of the Company's expenses, Pan Pacific completes an alternative transaction or announces an agreement for an alternative transaction, Pan Pacific will pay the Company the Break-Up Fee (less any expenses previously paid).


ITEM 7.01. REGULATION FD DISCLOSURE.

     On July 10, 2006, the Company and Pan Pacific issued a joint press release related to these matters. A copy of the joint press release is furnished as
Exhibit 99.1 hereto.


FORWARD-LOOKING STATEMENTS

     This filing contains "FORWARD-LOOKING STATEMENTS" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this filing are forward-looking statements. All forward- looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company, Pan Pacific and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the shareholders of Pan Pacific, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, the addition of properties to the Company's strategic co-investment program, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed transaction, the Company and Pan Pacific expect to file a proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission ("SEC"). Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about the Company and Pan Pacific and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by the Company and Pan Pacific with the SEC at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from the Company or Pan Pacific by directing such request to: Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 Attention: Investor Relations or Pan Pacific Retail Properties, Inc., 1631B South Melrose Drive, Vista, California 92081
Attention: Investor Relations. Investors and security holders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the Merger.

     The Company and Pan Pacific and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pan Pacific in connection with the Merger. Information about the Company and its directors and executive officers, and their ownership of securities of the Company, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Kimco, which was filed with the SEC on April 12, 2006. Information about Pan Pacific and its directors and executive officers, and their ownership of Pan Pacific securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Pan Pacific, which was filed with the SEC on March 24, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

          The following are filed as Exhibits to this Report.

EXHIBIT NO.              EXHIBIT DESCRIPTION

99.1 Joint Press Release, dated July 10, 2006, announcing the execution of the Merger Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              KIMCO REALTY CORPORATION

Date:  July 11, 2006                          By: /s/ Michael V. Pappagallo

                                              ----------------------------------
                                              Name:   Michael V. Pappagallo
                                              Title:  Executive Vice President
                                                      and Chief Financial
                                                      Officer

                         EXHIBIT INDEX


EXHIBIT NO.              EXHIBIT DESCRIPTION

99.1 Joint Press Release, dated July 10, 2006, announcing the execution of the Merger Agreement